UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2005

AMERICA’S CAR-MART, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-14939 (Commission file number)	63-0851141 (I.R.S. Employer Identification No.)

1501 Southeast Walton Blvd., Suite 213, Bentonville, Arkansas 72712
(Address of principal executive offices, including zip code)

(479) 464-9944
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-10.1 AMENDED AND RESTATED AGENTED REVOLVING CREDIT AGREEMENT, DATED JUNE 23, 2005
EX-10.2 REVOLVING CREDIT AGREEMENT, DATED JUNE 23, 2005

Item 1.01. Entry into a Material Definitive Agreement.

On June 23, 2005, Colonial Auto Finance, Inc. (“Colonial”), a subsidiary of America’s Car-Mart, Inc., a Texas corporation (the “Company”), entered into the Amended and Restated Agented Revolving Credit Agreement (the “Amended ARCA”) with a group of lenders, including Bank of Arkansas, N.A., Great Southern Bank, Arvest Bank, First State Bank, Bank of Oklahoma, N.A. and Liberty Bank of Arkansas. Bank of Arkansas, N.A. serves as the agent for the lenders and Bank of Oklahoma, N.A. serves as the paying agent under the Amended ARCA. The Amended ARCA permits borrowings of up to $34.5 million, based upon the level of eligible finance receivables, generally accrues interest at the prime rate of interest and is principally collateralized by finance receivables.

Also on June 23, 2005, America’s Car-Mart, Inc., an Arkansas corporation (“ACM”), a subsidiary of the Company, and Texas Car-Mart, Inc. (“TCM”), a subsidiary of ACM, entered into a Revolving Credit Agreement (“RCA”) with Bank of Oklahoma, N.A. The RCA permits borrowings of up to $5.0 million, generally based upon the level of eligible inventory, generally accrues interest at the prime rate of interest and is principally collateralized by inventory and real property.

The Amended ARCA and the RCA replaced a prior $39.5 million credit facility of which Colonial, ACM and TCM had been a party. The RCA permits dividends to the Company whereas the prior credit agreement did not.

The Amended ARCA and the RCA (collectively, the “Agreements”) contain various reporting and performance covenants including (i) maintenance of certain financial ratios and tests, (ii) limitations on borrowings from other sources, (iii) restrictions on certain operating activities and (iv) limitations on the payment of dividends or distributions. The Agreements contain customary events of default that would permit the lenders to accelerate the loans if not cured within applicable grace periods, including the failure to make timely payments under the Agreements, the failure to satisfy covenants and specified events of bankruptcy or insolvency.

Amounts available under the revolving credit lines provided pursuant to the Agreements may be borrowed, repaid and reborrowed from time to time until the expiration of the Agreements on April 30, 2006. The Company has guaranteed the obligations of its subsidiaries under the Agreements. In addition, any obligations of its subsidiaries to the Company are subordinated to the obligations under the Agreements.

The lenders under the Agreements and their affiliates have various relationships with the Company that generally arose in the ordinary course of business involving the provision of financial services.

The descriptions above are summaries and are qualified in their entirety by the Agreements, which are filed as exhibits to this report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1	Amended and Restated Agented Revolving Credit Agreement, dated June 23, 2005, among Colonial Auto Finance, Inc., as borrower, Bank of Arkansas, N.A., Great Southern Bank, Arvest Bank, First State Bank, Bank of Oklahoma, N.A., and Liberty Bank of Arkansas and one or more additional lenders to be determined at a later date, Bank of Arkansas, N.A., as agent for the banks and Bank of Oklahoma, N.A., as the paying agent.

Exhibit 10.2	Revolving Credit Agreement, dated June 23, 2005, among America’s Car-Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., as borrowers, and Bank of Oklahoma, N.A., as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.
Date: June 29, 2005	/s/ Mark D. Slusser
Mark D. Slusser
Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit 10.1	Amended and Restated Agented Revolving Credit Agreement, dated June 23, 2005, among Colonial Auto Finance, Inc., as borrower, Bank of Arkansas, N.A., Great Southern Bank, Arvest Bank, First State Bank, Bank of Oklahoma, N.A., and Liberty Bank of Arkansas and one or more additional lenders to be determined at a later date, Bank of Arkansas, N.A., as agent for the banks and Bank of Oklahoma, N.A., as the paying agent.

Exhibit 10.2	Revolving Credit Agreement, dated June 23, 2005, among America’s Car-Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., as borrowers, and Bank of Oklahoma, N.A., as lender.